EXHIBIT 10.7


















                    IPALCO ENTERPRISES, INC.

                    LONG-TERM PERFORMANCE AND

                 RESTRICTED STOCK INCENTIVE PLAN

       (As Amended and Restated Effective January 1, 1995)

                    IPALCO ENTERPRISES, INC.
                    LONG-TERM PERFORMANCE AND
                 RESTRICTED STOCK INCENTIVE PLAN
       (As Amended and Restated Effective January 1, 1995)



     Pursuant to Section XI of the IPALCO Enterprises, Inc. 1990 Long-Term Performance Incentive Plan (the "Plan"), IPALCO Enterprises, Inc. ("IPALCO") renames the Plan and amends it to provide, in its entirety, as follows:


                            SECTION 1

                             PURPOSE

     The purpose of the amended Plan (as such term is described below) is to provide an incentive to selected key executives of the Company (as such term is described below), by providing an opportunity to earn long-term incentive compensation, based upon the attainment of Company performance goals. In addition, the restricted stock component of the Plan is intended to provide the key executives with a means of acquiring or increasing a proprietary interest in IPALCO so that they shall have an increased incentive to work toward the attainment of the long term growth and profit objectives of IPALCO and its affiliated companies. Specifically, the Plan is designed to:

          A. Link, directly and indirectly, executive and shareholder interests.

          B.   Attract and retain individuals of outstanding ability.

          C. Encourage key Company officers to render superior performance.


                            SECTION 2

                           DEFINITIONS

     The terms defined in this Section 2 shall, for purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

          A. Acquisition of Control: An "Acquisition of Control" means:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then outstanding shares of common stock of IPALCO (the "Outstanding IPALCO Common Stock") or (B) the combined voting power of the then outstanding voting securities of IPALCO entitled to vote generally in the election of directors (the "Outstanding IPALCO Voting Securities"); provided, however, that the following acquisitions shall not constitute an Acquisition of Control:
          (i) any acquisition directly from IPALCO (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by IPALCO, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by IPALCO, IPL or any corporation controlled by IPALCO or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection
          (3) of this Section 2.A. are satisfied;

               (2) Individuals who, as of the date hereof, constitute the Board of Directors of IPALCO (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of IPALCO; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by IPALCO's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
          Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

               (3) Approval by the shareholders of IPALCO of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding IPALCO Stock and Outstanding IPALCO Voting Securities, as the case may be, (B) no Person (excluding IPALCO, any employee benefit plan or related trust of IPALCO, IPL or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

               (4) Approval by the shareholders of IPALCO of (A) a complete liquidation or dissolution of IPALCO or (B) the sale or other disposition of all or substantially all of the assets of IPALCO, other than to a corporation, with respect to which following such sale or other disposition (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding IPALCO Common Stock and Outstanding IPALCO Voting Securities, as the case may be, (ii) no Person (excluding IPALCO and any employee benefit plan or related trust of IPALCO, IPL or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or Outstanding IPALCO Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of IPALCO; or

               (5) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of IPALCO would constitute an "acquisition of control" under subsection (3) or
          (4) of this Section 2.A. of this Plan.

     Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated before an "Acquisition of Control" as defined in this subsection (A) and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an Acquisition of Control and who effectuates an "Acquisition of Control" or (ii) otherwise occurred in connection with, or in anticipation of, an Acquisition of Control which actually occurs, then for all purposes of this Plan, the date of an Acquisition of Control with respect to such Participant shall mean the date immediately prior to the date of such termination of the Participant's employment.

          B. Administrative Guidelines: The guidelines established for each Program used to administer this Plan as now in effect or as modified from time to time by the Committee.

          C. Base Salary: The aggregate base salary paid to a Participant in a Fiscal Year.

          D.   Board of Directors:  The Board of Directors of IPALCO.

          E.   Committee:  The Compensation Committee of the Board of
     Directors.

          F.   Company:  IPALCO and its subsidiaries, or successors.

          G. Cost Effective Service: For Performance Periods beginning on or after January 1, 1995, the three (3) year average, as applicable, of net income of the Company as a percentage of the sum of the Company's total operating revenues and other income. The Company's net income, total operating revenues and other income shall be as reported in the Company's Uniform Statistical Report; provided, however, that the total operating revenues and other income shall include gross IPL revenues but, with respect to the non-utility businesses, shall only include their net income.

          H.   Fiscal Year:  The calendar year.

          I.   IPALCO:  IPALCO Enterprises, Inc. or its successor.

          J.   IPL:  Indianapolis Power & Light Company or its successor.

          K. Market Price: For a Fiscal Year, the average of the prices of a company's common stock on the New York Stock Exchange, or other appropriate exchange, if the company's common stock is not traded on the New York Stock Exchange, as published in The Wall Street Journal, at the close of trading on the tenth (10th) business day of February, May, August and November in such Fiscal Year.

          L. Participant: The employees of the Company designated by the Committee to receive an award under the Plan. The employees eligible for designation include officers of the Company and other employees who the Committee expect to contribute to the strategic growth of the Company.

          M. Peer Group: Those comparable investor-owned electric utility companies or holding companies which are designated by the Committee as members of a comparison group for a Performance Period pursuant to Section 11 hereof.

          N. Performance Incentive Award: The incentive award amount for a Performance Period expressed as a percentage of a Participant's Base Salary for the first (1st) fiscal year of a Performance Period; provided, however, that for purposes of making the Share grants at the beginning of each Performance Period, the Share grants shall be based on the Participant's rate of base compensation in effect on the first
     (1st) calendar day of the Fiscal Year; provided, however, that the number of Shares awarded shall be increased or decreased as soon as practicable after the end of the first (1st) Fiscal Year to reflect the actual Base Salary paid to the Participant in such Fiscal Year. Notwithstanding anything contained herein to the contrary, a Participant's Base Salary for the Performance Period beginning on January 1, 1995 shall be the average annual Base Salary paid to the Participant for the entire three (3) year period or, if lesser, the portion of such three (3) year period that he was employed; provided, however, that the initial grant shall be based on the rate of Base Salary in effect on January 1, 1995, and the adjustment for actual Base Salary shall not be effected until the first (1st) business day in 1998. The maximum number of Shares (including any additional Shares awarded in accordance with Section 16 based on Performance Period Performance Measure results) shall not have an aggregate fair market value (with Share fair market value determined for all Shares, including any additional Shares awarded after the end of the Performance Period, in accordance with Section 9 based on the Share value in the month of November preceding the beginning of the Performance Period) in excess of the lesser of:

               (1)  seventy percent (70%) of a Participant's Base
          Salary for the first (1st) calendar year of such Performance
          Period, or

               (2) one hundred percent (100%) of the annualized Base Salary of a Participant in effect on the first (1st) calendar day of the Performance Period;

     provided, however, that with respect to the Performance Period beginning in 1995, the seventy percent (70%) Base Salary limit shall be applied against the total Base Salary for all three (3) calendar years in such Performance Period, and the number "three hundred percent (300%)" shall be substituted for the number "one hundred percent (100%);" provided, further, that in applying these seventy percent (70%) and one hundred percent (100%) limits, dividends paid on restricted Shares shall be disregarded.

          O. Performance Incentive Award Schedule: A schedule containing the ranking of Cost Effective Service versus the Peer Group and the ranking of Total Return to Shareholders versus the Peer Group, and a percent of the Performance Incentive Award for each of the levels of achievement listed.

          P. Performance Measures: The measures used in determining the amount of any Program Incentive Payment.

          Q.   Performance Period:  For the period before January 1,
     1995, a period of two (2), three (3), or four (4) consecutive Fiscal Years, as applicable, commencing on the first (1st) day of the first
     (1st) Fiscal Year of a Program, over which the Performance Measures are to be taken. For the period after December 31, 1994, a period of three (3) consecutive Fiscal Years, commencing on the first (1st) day of the first (1st) Fiscal Year of a Program, over which the Performance measures are to be taken. The first (1st) Performance Period after the Performance Period beginning on January 1, 1995 shall begin on January 1, 1998. Beginning on January 1, 1998, a new Performance Period shall begin on the first (1st) day of each Fiscal Year until the final Performance Period which will begin on January 1, 2004.

          R. Period of Restriction: The period during which the transfer of shares are restricted pursuant to the Plan.

          S. Plan: This Long-Term Performance and Restricted Stock Incentive Plan, as now in effect and as amended from time to time.

          T.   President:  The President of IPALCO.

          U. Program: One (1) Performance Period with its respective Performance Incentive Awards, Performance Incentive Award Schedule, and Participants.

          V.   Shares:  Shares of common stock of IPALCO.

          W. Total Return to Shareholders: The average return on investment to shareholders from stock price appreciation and dividends paid during each Fiscal Year of the Performance Period.


                            SECTION 3

                         ADMINISTRATION

     The Plan shall be administered by the Committee. No member of the Committee shall be eligible, at any time when he or she is such a member or within one (1) year prior to his or her appointment to the Committee, to be granted Shares under the Plan. Provided, however, that notwithstanding the preceding clause of this sentence, a member of the Committee shall not be precluded from participating in, the IPALCO Enterprises, Inc. 1991 Directors' Stock Option Plan or any other formula plan within the meaning of Rule 16b-3(a)(C)(2)(i)(A) promulgated under the Exchange Act (as defined in Section 2.A). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of its members are present or by a written consent signed by all of its members. The Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan.


                            SECTION 4

              NUMBER OF SHARES SUBJECT TO THE PLAN

     The total number of Shares that may be granted under the Plan may not exceed Four Hundred Thousand (400,000) Shares, subject to adjustment as provided in Section 6 hereof. Those Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by IPALCO, including Shares purchased in the open market, not reserved for any other purpose; provided, however, that the Shares granted hereunder shall be authorized and unissued unless the Committee, in its sole discretion, takes action to utilize open market Shares.


                            SECTION 5

                          UNUSED SHARES

     In the event any Shares subject to grants made under the Plan are forfeited pursuant to Section 16 hereof, such forfeited Shares shall again become available for issuance under the Plan.


                            SECTION 6

                  ADJUSTMENTS IN CAPITALIZATION

     In the event of any change in the outstanding Shares by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In such event, the Committee shall also have discretion to make appropriate adjustments in the number and type of shares subject to restricted Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.


                            SECTION 7

                          PARTICIPATION

     A. Prior to the commencement of each Fiscal Year, Participants shall be recommended by the President and approved by the Committee. Participants are to be those key employees who, in the opinion of the Committee, are in a position to make a significant contribution to the long-term success of the Company. Participants for each Program shall be notified of their participation prior to the beginning of the first (1st) Fiscal Year of a Program. Participation in one (1) Program does not guarantee participation in subsequent Programs.

     B.   For the Program beginning on January 1, 1995 only, the
Committee, in its sole discretion, may select additional Participants to participate in the final one (1) or two (2) Fiscal Years of the 1995 Program. The Committee approval shall include the establishment of the Performance Incentive Award for any new Participant. If a Participant is added in the 1995 Program, the first (1st) Fiscal Year of his participation shall be substituted for the first (1st) Fiscal Year of the Performance Period for purposes of determining the number of Shares awarded under
Section 9.

     C.   For the Program beginning on January 1, 1995 only, the
Committee, in its sole discretion, may discontinue the participation of a Participant for the final one (1) or two (2) Fiscal Years of the 1995 Program. If a Participant's participation is discontinued in the 1995 Program, he shall forfeit, as soon as practicable after the effective date of his participation termination, two-thirds (2/3) of the Shares granted to him for such Program if his participation is discontinued for the final two
(2) Fiscal Years of the 1995 Program or one-third (1/3) of the Shares granted to him for such Program if his participation is discontinued for the final Fiscal Year of the 1995 Program. At the end of the 1995 Program, the reduced share grant shall be adjusted in accordance with Section 16.


                            SECTION 8

               PERFORMANCE INCENTIVE AWARD GRANTS

          A. Each Program shall be subject to the limitations and terms provided in the Plan. A new Program shall commence on the first (1st) anniversary date of the preceding Program. These Programs shall be of three (3) year duration. The Performance Period beginning on January 1, 1994 shall be cancelled, conditioned upon the majority of Participants eligible for a bonus for the Performance Period beginning on January 1, 1994 consenting to its cancellation.

          B. The Committee shall determine for each Participant his Performance Incentive Award for each Program. Only one (1) grant shall be made to each Participant during each Program. Participants shall generally be notified of their individual Performance Incentive Award before the beginning of each Program.


                            SECTION 9

                         GRANT OF SHARES

     Concurrently with the beginning of each Performance Period, the Committee shall cause the Secretary of IPALCO to issue to each Participant a number of restricted Shares determined by dividing:

     (a)  the Participant's Performance Incentive Award for such
          Performance Period,

by

     (b) the average of the closing of the high and low prices of the Shares for all of the business days in the November immediately preceding the beginning of the Performance Period (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole Share.

Notwithstanding anything contained herein to the contrary, the Share grants for the Performance Period beginning on January 1, 1995 are conditioned upon the Plan being approved by IPALCO's shareholders in accordance with Section 28 hereof. At the end of the first (1st) Fiscal Year of each Performance Period (or, in the case of the January 1, 1995 Program at the end of 1997), the Share grants shall be adjusted, upward or downward, based on the Participant's actual Base Salary.


                           SECTION 10

              ESTABLISHMENT OF PERFORMANCE MEASURES

          A. The Performance Measures to be used initially are IPALCO's ranking versus the Peer Group on Cost Effective Service and Total Return to Shareholders. The Performance Measures need not be the same for each Program.

          B. Once a Program has begun and Performance Measures and the Performance Incentive Award Schedule have been established, they may not be changed for that Performance Period without the prior written approval of the majority of the Participants who may be adversely affected by such change.

          C. A Performance Incentive Award Schedule shall be recommended by the President and approved by the Committee before grants are made under each Program. The Committee shall approve or modify the proposed Schedule which will contain various levels of performance and corresponding Performance Incentive Award values.

          D. If the Company disposes of a significant part of the business of IPL, or acquires through purchase, merger, or otherwise the capital assets of any other company, the Committee may, in its sole and absolute discretion, adjust the Total Return to Shareholder and Cost Effective Service targets of a Performance Incentive Award Schedule for a Performance Period so as to reflect the financial impact of the acquisition.


                           SECTION 11

              DETERMINATION OF PERFORMANCE RESULTS

          A. Upon the completion of a Performance Period, the Shares awarded for each Participant shall be adjusted based upon the Performance Incentive Award Schedule approved for that Program. Notwithstanding the Performance Incentive Award Schedule, all of the Shares shall be forfeited if the Committee determines that for a given Plan Program cycle the quality and reliability of service of IPL deteriorates to the point that, for the last two (2) consecutive years of that cycle, voltage reductions or selective service interruptions to the general public are necessary to maintain system integrity.

          B. At or prior to the commencement of each Performance Period for which the Committee selects one (1) or more Participants, the Committee shall select a Peer Group of comparable investor-owned electric utility companies or holding companies of comparable investor-owned electric utility companies. When selecting the membership of Peer Group for a Performance Period, the Committee shall not be bound by any decisions regarding the composition of any Peer Group selected for a prior or overlapping Performance Period.

          C. Cost Effective Service for the Company and each company in the Peer Group shall be the annual average of the Cost Effective Service for the Fiscal Years in the Performance Period. The Company's ranking shall be determined by its performance ranking versus the Peer Group.

          D. For each Performance Period, the Total Return to Shareholders of IPALCO shall be compared with the Total Return to Shareholders of the members of the Peer Group. Total Return to Shareholders for IPALCO and each member of the Peer Group shall be measured by the following formula (with appropriate adjustments for changes in capital structure due to stock dividends, stock splits, recapitalization, mergers, or other events having significant distorting effect on IPALCO or on any member of the Peer Group):

                1.  For each Fiscal Year of the Performance Period:

                    (a) Subtract the Market Price of each company's common stock for the prior Fiscal Year from the Market Price of the company's common stock for the current Fiscal Year.

                    (b) Add to the result obtained in Step (a) the amount of all cash dividends paid by the company with respect to its common stock during the current Fiscal Year.

                    (c) Divide the result obtained in Step (b) by the Market Price of the company's common stock for the prior Fiscal Year.

                2. The calculated values from Step 1 for the Fiscal Years in the Performance Period shall then be converted to an annual average for the Performance Period.

     IPALCO's ranking shall be determined by its performance ranking versus the Peer Group.


                           SECTION 12

                 RESTRICTIONS ON TRANSFERABILITY

     Until the lifting of the restrictions on the Shares granted hereunder, no Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.


                           SECTION 13

                       CERTIFICATE LEGEND

     Each certificate representing restricted Shares granted pursuant to this Plan shall bear the following legend:

          "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Plan and rules of administration adopted pursuant to such Plan. A copy of the Restricted Stock Plan and the rules of such Plan may be obtained from the Secretary of IPALCO Enterprises, Inc."

Once the restricted Shares are released from the restrictions, the Participant shall be entitled to have the legend required by this Section 13 removed from such Share certificate(s).


                           SECTION 14

                          VOTING RIGHTS

     During the Period of Restriction, Participants holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.


                           SECTION 15

                DIVIDENDS AND OTHER DISTRIBUTIONS

     During the Period of Restriction, Participants holding restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they were paid.


                           SECTION 16

                     LIFTING OF RESTRICTIONS

     The restricted Share grants under the Plan shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. The lifting of the transferability restrictions and the forfeitability provisions shall be dependent on the Performance Measures during each Performance Period and on the continued employment of the Participant during the Period of Restriction.

     As soon as practicable after the end of a Performance Period, the Committee shall determine the adjustments, if any, that are required to be made to the Share grants for the Performance Period based on actual results of IPALCO under the Performance Measures for such Performance Period. This evaluation shall be completed no later than the July 1 immediately following the end of the Performance Period. After the adjustments are made in the Share grants consistent with the Performance Incentive Award Schedule for the Performance Period and after effectuating the adjustments described above rounding up or down any fractional share to the nearest whole share, the restrictions on the Shares held by a Participant at the end of the Performance Period (after adjusted as described above) shall be lifted on one-third (1/3) of the Shares as of the July 1 immediately following the Performance Period and shall be lifted in additional one-third (1/3) increments as of the first (1st) and second (2nd) anniversary of such July 1; provided, however, that except as provided in Section 17, 18 or 19 hereof:

          (1) the restriction shall be lifted on a July 1 only if the Participant is still employed by the Company on such date, and

          (2) if a Participant ceases to be employed by the Company before the restrictions lapse on the Shares held by him, the Shares still subject to restrictions shall be immediately forfeited.

     Notwithstanding anything contained in this Plan to the contrary, the Committee shall have the complete discretion to delay the lifting of the restrictions on Shares under this Plan (including restrictions that lapse under Sections 17 and 18) for a Participant to the extent it determines such delay is necessary to avoid the non-deductibility of the awards under
Section 162(m) of the Internal Revenue Code of 1986, as amended; provided, however, that any decision to delay the lifting of the restrictions shall be required to be made and communicated to the affected Participant in writing before the beginning of the calendar year during which the restrictions would have been lifted but for the delay.



                           SECTION 17

          EFFECT OF PARTICIPANT'S ATTAINMENT OF AGE 65

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant attains age 65 after the end of a Performance Period but before his employment with the Company is terminated and before the restrictions lapse on the Shares granted for such Performance Period, the remaining employment restrictions on any Shares granted for such Performance Period held by the Participant (after the Performance Measure adjustments described in Section 16 are completed for such Performance Period) shall immediately lapse on the date of his attainment of age 65.

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant attains age 65 before his employment with the Company is terminated and before the end of a Performance Period but after completing at least one (1) full Fiscal Year of employment during such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the number of Shares are adjusted pursuant to the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period) shall lapse on the last calendar day of such Performance Period; provided, however, that if a Participant's employment with the Company is terminated, voluntarily or involuntarily, before his completion of at least two (2) Fiscal Years of employment, the Participant shall only be entitled to two-thirds (2/3) of the restricted Shares granted to him for such Performance Period (after the Performance Measure adjustments described in
Section 16 hereof are completed for such Performance Period), rounding up or down any fractional Share to the nearest whole Share, and the remaining one-third (1/3) of the Shares shall be forfeited as soon as practicable after the end of the Performance Period.

     Notwithstanding anything contained in Section 16 hereof to the contrary but only to the extent expressly approved by the Committee, the provisions contained in the preceding two (2) paragraphs of this Section 17 shall also apply, in whole or in part, with respect to a Participant whose employment is terminated before age sixty-five (65) but after meeting the requirements for early retirement under the Employees' Retirement Plan of Indianapolis Power & Light Company (or any successor plan) to the extent the Committee waives the continued employment requirements; provided, however, that under no circumstances shall the waiver affect the Performance Measures adjustments provided in Section 11.


                           SECTION 18

           EFFECT OF TERMINATION OF EMPLOYMENT DUE TO
                       DEATH OR DISABILITY

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability (as such term is defined in the Employees' Retirement Plan of Indianapolis Power & Light Company or in any successor retirement plan thereto) that occurs after the end of the Performance Period but before the restrictions lapse on the Shares granted for such Performance Period, the remaining restrictions on any Shares attributable to such Performance Period held by the Participant (after the Performance Measure adjustments described in Section 16 hereof are completed for such Performance Period) shall immediately lapse on the date of his death or total and permanent disability, whichever is applicable.

     Notwithstanding anything contained in Section 16 hereof to the contrary, if a Participant's employment with the Company is terminated by reason of his death or total and permanent disability that occurs before the end of the Performance Period, the Participant shall be entitled to the number of Shares granted to him at the beginning of the Performance Period (as adjusted for Performance Periods beginning on or after January 1, 1998 to reflect the actual Base Salary paid to such Participant but only if the Participant's death or total and permanent disability occurs after the first
(1st) Fiscal Year of the Performance Period), no further adjustments shall be effected with respect to such Shares, and such Shares shall be fully vested and transferable by such Participant or, if deceased, his legal representative.


                           SECTION 19

                     ACQUISITION OF CONTROL

     In the event that there is an Acquisition of Control and notwithstanding anything contained in Section 16 to the contrary, the lifting of the restrictions based on continued employment on the restricted Shares held by a Participant who was employed by the Company immediately preceding the date of the Acquisition of Control shall immediately occur. Moreover, no Shares may be forfeited after an Acquisition of Control, regardless of the actual performance of the Performance Measures for such Performance Period[s] during which the Acquisition of Control occurs; provided, however, that additional Shares (which Shares shall be freely transferable and nonforfeitable) may be granted at the end of the Performance Period in accordance with Section 16 hereof during which the Acquisition of Control occurs depending upon the results of the Performance Measures for such Performance Period.


                           SECTION 20

                     ELECTIVE SALE OF SHARES

     Participants shall also be permitted to cash-in up to fifty percent (50%) of the Shares (after the adjustments required by Section 16 are completed) that as of any July 1 cease to be subject to the continued employment requirements under Section 16 (the "Eligible Shares") in accordance with the following provisions:

          (a) Election to Participate. Subject to the disapproval of the Committee, any Participant may elect to receive cash in lieu of all or some of the Eligible Shares by tendering a written election to the Secretary of IPALCO before the end of the calendar year immediately preceding the July 1 on which the restrictions on such Eligible Shares lapse, which election becomes irrevocable on the last day of such calendar year; provided, however, that until the new rules under Section 16 of the Exchange Act (as defined in Section 2.A) for exemption of benefit plan transactions become applicable to transactions by IPALCO insiders, the Committee may modify the procedure for the cash election described above to the extent it determines necessary to exempt the cashout as a sale under Section 16 of the Exchange Act.

          (b) Payment of Cash. If a Participant elects under this Section to receive all or a portion of his Eligible Shares in cash, the Committee shall cause IPALCO to pay the Participant on the first
     (1st) business day of the July on which the restrictions lapse an amount determined by multiplying:

               (i) the number of his Eligible Shares to be converted into cash, by

              (ii) the mean between the high and low sales price of the Shares on the last trading date of the June immediately preceding such July; provided, however, that until the new rules under Section 16 of the Exchange Act for exemption of benefit plan transactions become applicable to transactions by IPALCO insiders and if the Committee modifies the procedures for making the cash election in accordance with (b) above, the applicable trading date to be used in determining the cash payment shall be the date or dates established by the Committee procedures.

          (c) The Compensation Committee may also adopt other rules which shall allow retired, disabled Participants and/or the beneficiaries of deceased Participants with Shares with restrictions that lapse in accordance with Section 17 and Section 18 to cash in the Shares consistent with this Section.

                           SECTION 21

                     NO EMPLOYMENT CONTRACT

     The Plan is not and is not intended to be an employment contract with respect to any of the Participants, and IPALCO's and IPL's rights to continue or to terminate the employment relationship of any Participant shall not be affected by the Plan.


                           SECTION 22

                    AMENDMENT AND TERMINATION

     The Board may at any time amend, modify, alter, or terminate the Plan; provided, however, that without the approval of the IPALCO shareholders:

     (a) the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in Section 9 hereof;

     (b) the class of employees to whom grants may be granted under the Plan shall not be modified materially; and

     (c) the benefits accruing to Participants under the Plan shall not be increased materially within the meaning of Reg. Section 16b-3(a)(2)(ii)(A) promulgated under the Exchange Act (as defined in Section 2.A);

provided, further, that except for the modifications expressly permitted by the last paragraph of Section 16 hereof, any amendment, modification, alteration or termination to the Plan which increases the restrictions as to transferability or forfeitability of any restricted Shares granted hereunder to a Participant, including any Performance Measure adjustments which occur at the end of a Performance Period, shall not become effective until the first (1st) Performance Period following the Performance Period during which such amendment, modification, alteration or termination to the Plan is adopted without the written consent of the majority of the Participants adversely affected by the change.


                           SECTION 23

                         INDEMNIFICATION

     Each person who is or shall have been a member of the Board of Directors or the Committee shall be indemnified and held harmless by IPALCO against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof with IPALCO's approval, or paid by him in satisfaction of a judgment in any such action, suit or proceeding against him, provided he shall give IPALCO an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the IPALCO Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that IPALCO may have to indemnify them or hold them harmless.


                           SECTION 24

                          GOVERNING LAW

     The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.


                           SECTION 25

                        EXPENSES OF PLAN

     The expenses of administering the Plan shall be borne by IPALCO.


                           SECTION 26

                           SUCCESSORS

     The Plan shall be binding upon the successors and assigns of the Participating Employers.


                           SECTION 27

                         TAX WITHHOLDING

     IPALCO or IPL, as appropriate, shall have the right to require the Participant or other person receiving Shares to pay to IPALCO or IPL the amount of any federal, state or local taxes which IPALCO or IPL are required to withhold with respect to such Shares. If permitted by the Committee and pursuant to rules established by the Committee, a Participant may make a written election to have Shares having an aggregate fair market value, as determined by the Committee, sufficient to satisfy the applicable withholding taxes, withheld from the Shares otherwise to be received at the end of the Period of Restriction. Elections by Participants to have Shares withheld for this purpose shall be subject to the following restrictions:
(1) the elections must be made prior to the date as of which the amount of tax withheld is determined (the "Tax Date"), (2) the elections will be irrevocable, (3) the elections will be subject to the disapproval of the Committee and (4) if a Participant is an officer (within the meaning of Section 16 of the Exchange Act (as defined in Section 2.A)) of IPALCO or IPL and the Shares are registered under Section 12 of the Exchange Act, such elections
(a) may not be made within six (6) months of the award of restricted Shares except that this limitation will not apply if death or disability of the Participant occurs prior to the expiration of the six (6) month period), and
(b) must be made either more than six (6) months prior to the Tax Date or in the ten (10) business day "window period" beginning on the third (3rd) business day following the release of IPALCO's quarterly or annual financial statements; provided, however, that until such time that the new rules under
Section 16 of the Exchange Act (as defined under Section 2.A) for exemption of benefit plan transactions become applicable for the Plan, the election must be made in the ten (10) day "window period" described in this Section.


                           SECTION 28

               EFFECTIVE DATE AND DURATION OF PLAN

     This amended and restated Plan shall be effective January 1, 1995; provided, however, that the granting of Shares are conditioned upon the approval of the Plan by the holders of a majority of the Shares present, or represented, and entitled to vote at IPALCO's 1995 annual shareholder meeting. The Performance Periods beginning before January 1, 1995 shall be governed by the provisions of the Plan in effect before January 1, 1995. Notwithstanding the above and conditioned upon the approval of the majority of the affected Plan Participants, the Performance Period beginning on January 1, 1994 shall be cancelled.